Exhibit 99.1

Common Stock

OLD FLORIDA BANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints                      and                     , and each of them with full power of substitution, my true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all the shares of common stock of Old Florida Bancshares, Inc. (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of the Company to be held at          a.m., local time, on             , 2015 at                      and at any adjournments thereof, on all matters coming before said meeting.

1.	To approve the Agreement and Plan of Merger dated October 26, 2014, by and between the Company and IBERIABANK Corporation as described in the accompanying Proxy Statement/Prospectus.

2.	To approve the adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of Proxies as described in the accompanying Proxy Statement/Prospectus.

3.	The proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Merger dated October 26, 2014 and the adjournment proposal. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

(Continued and to be marked, dated and signed on the reverse)

[ADDRESS LABEL]

OLD FLORIDA BANCSHARES, INC. PROXY		REVOCABLE

		FOR	AGAINST	ABSTAIN

1.	Approve the Agreement and Plan of Merger;	☐	☐	☐

2.	Approve the adjournment or postponement of the Special Meeting Meeting, if necessary;	☐	☐	☐

Such other matters as may properly come before the meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE             , 2015 IN THE ENVELOPE FURNISHED.

(Signature of Shareholder)

(Print Name of Shareholder)

Shares of common stock owned:

Date: ,

☐	Please check box if you plan to attend the Annual Meeting.

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.